EXHIBIT I
                                                                       ---------

                             NOTE PURCHASE AGREEMENT
                             -----------------------


     This NOTE PURCHASE AGREEMENT, dated as of [________], 200[ ] (this "Agreement"), is entered into by and between BLUEFLY, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule 1 hereto (each, an "Investor" and, collectively, the "Investors").

                                    RECITALS
                                    --------

     WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, convertible promissory notes in the aggregate principal amount of [_____] dollars ($[_____]), in the form attached hereto as Exhibit A (the "Notes"), on the terms, and subject to the conditions, contained herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                PURCHASE AND SALE OF NOTES; STOCKHOLDER APPROVAL
                ------------------------------------------------

     SECTION 1.1 Notes. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Investors, and each Investor hereby purchases from the Company, a Note in the aggregate principal amount set forth opposite such Investor's name in Schedule 1.

     SECTION 1.2 Purchase Price. The aggregate purchase price for the Notes to be purchased by each Investor is the amount set forth opposite such Investor's name in Schedule 1.

     SECTION 1.3 Stockholder Approval. The Company shall take such actions as are necessary to obtain the Stockholder Approval at the 2008 Annual Meeting of Stockholders of the Company or, if the Stockholder Approval is not obtained at such Annual Meeting, to obtain the Stockholder Approval as promptly thereafter as possible. "Stockholder Approval" means such approval of the stockholders of the Company as may be necessary under the rules of the Nasdaq Capital Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time, in order to permit the exercise in full of the conversion rights set forth in Section 5 of the Notes (without giving effect to any limitation in such Section 5 relating to any such rules).

     SECTION 1.4 Use of Proceeds. The Company shall use the proceeds from the issuance of the Notes solely for working capital and general corporate purposes.

     SECTION 1.5 Registration Rights. The Investors shall be entitled to registration rights in respect of the shares of Common Stock or Subsequent Round Securities (as defined in the Notes) issuable upon conversion of Notes consistent with the registration rights granted pursuant to the Stock Purchase Agreement, dated as of June 5, 2006 (the "2006 Agreement"), by and among the Company and the other parties thereto, applied mutatis mutandis; provided, however, that the 120-day filing deadline with respect to the Company's obligation to prepare and file a registration statement covering such shares shall commence on the first day following the Company's receipt of written notice from the Investors requesting the registration of such shares and the 180 day Required Effectiveness Deadline shall also commence on the first day following the Company's receipt of such written notice; and provided, further, however, that if, despite the Company having used all commercially reasonable efforts, the Required Effectiveness Deadline (as defined in the 2006 Agreement) is not satisfied by reason of the failure of the applicable Registration Statement (as defined in the 2006 Agreement) to be declared effective prior to such Required Effectiveness Deadline, the penalties set forth in Section 6.1(h) of the 2006 Agreement shall be deemed not to be triggered by clause (ii) of such
Section 6.1(h) in respect of such shares.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     The Company represents and warrants to the Investors as follows:

     SECTION 2.1 Organization, etc. The Company has been duly formed, and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company (a "Material Adverse Effect"). The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

     SECTION 2.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Notes have been duly authorized by all necessary corporate action on the part of the Company, including, without limitation, the due authorization by the affirmative votes of a majority of the disinterested directors of the Company's Board of Directors.

     SECTION 2.3 Validity; Enforceability. This Agreement and the Notes have each been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

     SECTION 2.4 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 25,000,000 shares of preferred stock, $0.01 par value per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock, 9,000,000 shares have been designated Series B Convertible Preferred Stock, 3,500 shares have been designated Series C Convertible Preferred Stock, 7,150 shares have been designated Series D Convertible Preferred Stock,1,000 shares have been designated Series E Convertible Preferred Stock and 7,000 shares have been designated as Series F Convertible Preferred Stock. The issued and outstanding capital stock of the Company consists of (i) [_______](1) shares of Common Stock and (ii) [_______](1) shares of Series F Convertible Preferred Stock. All such shares of the Company have been duly authorized and are fully paid and non-assessable. Except as set forth on Schedule 2.4 hereto or as otherwise contemplated by this Agreement, there are no outstanding options, deferred stock units, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company's capital stock.

     SECTION 2.5 Governmental Consents. The execution and delivery by the Company of this Agreement, and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than periodic and other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all required filings with the Nasdaq Capital Market. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.5, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

     SECTION 2.6 No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not
(i) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Company, (ii) result in a default or breach of, or require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby.



---------------------
(1) To be completed upon execution of this Agreement.

     SECTION 2.7 Issuance of Notes. The Notes have been validly issued, and, upon payment therefor, will be fully paid and non-assessable. The offering, issuance, sale and delivery of the Notes as contemplated by this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

     SECTION 2.8 Absence of Certain Developments. Since December 31, 2007, except as disclosed in the Company's public filings (including the Form 10-K for the fiscal year ended December 31, 2007, drafts of which have been provided to the Investors), there has not been any: (i) material adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, properties or business of the Company; (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or cancellation of any material debt or claim held by the Company; (iv) material loss, destruction or damage to any property of the Company, whether or not insured; (v) acquisition or disposition of any material assets (or any contract or arrangement therefor) or any other material transaction by the Company otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Company to take any action of the type, or any action that would result in an event of the type, specified in clauses (i) through (v).

     SECTION 2.9 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the "Commission") for periods from and after January 1, 2007 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

     SECTION 2.10 Brokers. Neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
                -----------------------------------------------

     Each Investor represents and warrants to the Company, severally but not jointly, as follows:

     SECTION 3.1 Organization, etc. Such Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

     SECTION 3.2 Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational or other action on the part of such Investor.

     SECTION 3.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

     SECTION 3.4 Investment Representations. Such Investor acknowledges that the offer and sale of the Notes to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body, are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available.

          (a) Such Investor is acquiring the Notes for investment, and not with a view to the resale or distribution thereof, and is acquiring the Notes for its own account.

          (b) Such Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor has had the opportunity to investigate on its own the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as such Investor has deemed relevant in making its investment decision.

          (c) Neither such Investor, nor any of its principal owners, partners, members, directors or officers is included on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals, or a person named on the list of known or suspected terrorists, terrorist organizations or other sanctioned persons issued by the U.S. Treasury Department's Office of Foreign Assets and Control.

          (d) No representations or warranties have been made to such Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of such Investor to purchase the Notes is based on the information contained herein, the Commission Filings and such Investor's own independent investigation of the Company.

     SECTION 3.5 Governmental Consents. The execution and delivery by such Investor of this Agreement, and the performance by such Investor of the transactions contemplated hereby, do not and will not require such Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, except for compliance with the Exchange Act with respect to its acquisition of the Notes.

     SECTION 3.6 No Violation. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Investor or
(ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor, except, in the case of clause (ii) above, any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby.

     SECTION 3.7 Brokers. Neither the Investors, nor any of their officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                            SURVIVAL; INDEMNIFICATION
                            -------------------------

     SECTION 4.1 Survival. The representations and warranties contained in Articles II and III hereof shall survive until the first anniversary of the date hereof.

     SECTION 4.2 Indemnification. Each party (including its officers, directors, employees, affiliates, agents, successors and assigns (each an "Indemnified Party")) shall be indemnified and held harmless by the other parties hereto (each an "Indemnifying Party") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (collectively, "Losses"), arising out of or resulting from the breach of any representation or warranty made by an Indemnifying Party contained in this Agreement. Notwithstanding the foregoing, the aggregate liability of any Investor under this Article IV shall in no event exceed fifty percent (50%) of the purchase price paid by such Investor for the Notes purchased by it and the aggregate liability of the Company under this Article IV shall in no event exceed fifty percent (50%) of the purchase price paid by the Investors for the Notes, except that the Company's liability for a violation of any of the representations and warranties contained in the first two sentences of Section 2.7 may exceed such limitation, but shall in no event exceed one hundred percent (100%) of the purchase price paid by the Investors for the Notes.

     SECTION 4.3 Indemnification Procedure. The obligations and liabilities of the Indemnifying Party under this Article IV with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article IV ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IV except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article IV. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its or his expense and through counsel of its or his choice (which counsel shall be reasonably satisfactory to the Indemnified Party); provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of counsel to the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to such Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses (including himself), records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party on behalf of the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Loss and would not require it to take, or refrain from taking, any action, the Indemnifying Party's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Indemnifying Party in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

                                    ARTICLE V
                                 MISCELLANEOUS
                                 -------------

     SECTION 5.1 Publicity. Except as may be required by applicable law or the rules of any securities exchange or market on which securities of the Company are traded, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, (b) to the extent required or appropriate in response to any summons or subpoena or to comply with applicable law, regulations or the rules of any national securities exchange or quotation system (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties, in the case of a summons or subpoena, seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties' respective rights and obligations hereunder.

     SECTION 5.2 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

     SECTION 5.3 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

     SECTION 5.4 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

     SECTION 5.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     SECTION 5.6 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:          Bluefly, Inc.
                     42 West 39th Street, 9th Floor
                     New York, New York 10018
                     Fax: (212) 840-1903
                     Attn:General Counsel

                     With a copy to:

                     Dechert LLP
                     30 Rockefeller Plaza
                     New York, NY 10112-2200
                     Fax: (212) 698-3599
                     Attn:Richard A. Goldberg, Esq.



To the Investors:    To the address set forth on Schedule 1.
                                                 ----------

     SECTION 5.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     SECTION 5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. The parties agree that the federal and state courts located in New York, New York shall have exclusive jurisdiction over any dispute involving this Agreement or the transactions contemplated hereby, and each party hereby irrevocably submits to the jurisdiction of, and waives any objection to the laying of venue in, such courts.

     SECTION 5.9 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

     SECTION 5.10 Expenses. The Company shall reimburse the Investors for their reasonable legal fees and expenses incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby. Except as provided above, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses, whether or not the closing shall have occurred.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

                                       BLUEFLY, INC.


                                       By:
                                            ---------------------------
                                            Name:
                                            Title:


                                       QUANTUM INDUSTRIAL PARTNERS LDC


                                       By:
                                            ---------------------------
                                            Name:
                                            Title:


                                       SFM DOMESTIC INVESTMENTS LLC


                                       By:
                                            ---------------------------
                                            Name:
                                            Title:


                                       MAVERICK FUND USA, LTD.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:
                                            ---------------------------
                                            Name:
                                            Title:

                                       MAVERICK FUND, L.D.C.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:
                                            ---------------------------
                                            Name:
                                            Title:


                                       MAVERICK FUND II, LTD.

                                       By: Maverick Capital, Ltd.,
                                            Its Investment Manager


                                       By:
                                            ---------------------------
                                            Name:
                                            Title:

                                   SCHEDULE 1

                    INVESTORS AND SHARE AND NOTE ALLOCATIONS

--------------------------------------------------------------------------------
                                    Aggregate Principal     Aggregate Purchase
Name and Address of Investor        Amount of Note          Price
----------------------------        --------------          ------------------

--------------------------------------------------------------------------------
Quantum Industrial Partners LDC     [_______]               [_______]
Kaya Flamboyan 9
Villemstad
Curacao
Netherlands-Antilles

with a copy to:

Soros Fund Management LLC
888 Fifth Avenue
New York, New York 10106
Facsimile:  (212) 664-0544
Attn:  Jay Schoenfarber, Esq.

--------------------------------------------------------------------------------
SFM Domestic Investments LLC        [_______]               [_______]
c/o Soros Fund Management LLC
888 Fifth Avenue
New York, New York 10106
Facsimile:  (212) 664-0544
Attn:  Jay Schoenfarber, Esq.

--------------------------------------------------------------------------------
Maverick Fund USA, Ltd.             [_______]               [_______]
c/o Maverick Capital, Ltd.
300 Crescent Court, 18th Floor
Dallas, Texas 75201
Facsimile: (214)880-4042
Attn:  General Counsel:

--------------------------------------------------------------------------------
Maverick Fund, L.D.C.               [_______]               [_______]
c/o Maverick Capital, Ltd.
300 Crescent Court, 18th Floor
Dallas, Texas 75201
Facsimile: (214)880-4042
Attn:  General Counsel:

--------------------------------------------------------------------------------
Maverick Fund II, Ltd.              [_______]               [_______]
c/o Maverick Capital, Ltd.
300 Crescent Court, 18th Floor
Dallas, Texas 75201
Facsimile: (214)880-4042
Attn:  General Counsel:

--------------------------------------------------------------------------------
                              TOTAL $[___]                  $[___]

--------------------------------------------------------------------------------

                                  SCHEDULE 2.4

                                 CAPITALIZATION



     As of the date hereof (except as otherwise provided below), but without giving effect to the transactions contemplated by this Agreement, the following equity securities are outstanding and convertible into, or exercisable for shares of Common Stock:

         o Warrants to purchase an aggregate of 1,214,249 shares of Common Stock are issued and outstanding.

         o Options issued to purchase 3,402,560 shares of Common Stock are issued and outstanding under the Company's 1997 Stock Option Plan, as amended, and 2000 Stock Option Plan, as amended.

         o 9,647,447 shares of Common Stock reserved for issuance upon the settlement of deferred stock units.